Exhibit 12(A)--Opinion and Consent of Charles H. Stamm
                                                                   EXHIBIT 12(A)

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Teachers Insurance                                      Charles H. Stamm
and Annuity Association                                 Executive Vice President
730 Third Avenue/New York, NY 10017-3206                and General Counsel
212 490-9000                                            (212) 916-4700



                                 March 27, 2000



The Management Committee
TIAA Separate Account VA-1
730 Third Avenue
New York, New York  10017-3206

Dear Committee Members:

     This opinion is furnished in connection with the filing by TIAA Separate Account VA-1 (the "Separate Account") of Post-Effective Amendment No. 6 to the Registration Statement (File Nos. 33-79124 and 811-8520) of Form N-3 under the Securities Act of 1933 for certain individual variable annuity contracts (the "Contracts") offered and funded by the Separate Account. The Registration Statement covers an indefinite amount of securities in the form of interests in the Contracts.

     I have examined the Charter, Bylaws and other corporate records of Teachers Insurance and Annuity Association of America ("TIAA"), the Rules and Regulations and other organizational records of the Separate Account, and the relevant statutes and regulations of the State of New York. On the basis of such examination, it is my opinion that:

     1. TIAA is a nonprofit life insurance company duly organized and validly existing under the laws of the State of New York.

     2. The Separate Account is a "separate account" of TIAA within the meaning of Section 4240 of the New York Insurance Law, duly established by a resolution of TIAA's Board of Trustees and validly existing under the laws of the State of New York.

     3. To the extent New York State law governs, the Contracts have been duly authorized by TIAA and, when issued as contemplated by the Registration Statement, will constitute legal, validly issued

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          and binding obligations of TIAA enforceable in accordance with their terms.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the reference to my name under the heading "Legal Matters" in the Statement of Additional Information.

                                     Sincerely,



                                    /s/ Charles H. Stamm
                                    -------------------------
                                    Executive Vice President
                                    and General Counsel





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